UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 24, 2009 (June 16, 2009)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   (703) 637-9752

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2009, effective as of January 1, 2009, Braintech, Inc. (the “Company”) and Frederick W. Weidinger, the Company’s Chairman, President & CEO (“Weidinger”) entered into a new Employment and Retention Agreement (the “Agreement”).

While the Agreement provides for an increase in Weidinger’s salary, (i) the increase is payable in stock until the Company’s cash flow improves; (ii) separately from the Agreement, Weidinger has voluntarily agreed to take a temporary twenty percent (20%) salary reduction (from the original salary prior to the increase), and (iii) separately from the Agreement, if the Company’s cash position has not improved by the fourth quarter of 2009 he will agree to take a further temporary reduction in salary to a salary of $1 and he will agree to forego submitting business expenses to the Company for reimbursement and to pay for those expenses personally; all as described more specifically below.

The Agreement provides for an initial annual salary of $318,000 (“Base Salary”), which shall be increased by ten percent (10%) each year on January 1, 2010, 2011 and 2012, and on each January 1 thereafter, the Base Salary shall be increased based on performance at the discretion of the Board of Directors (“Board”).  The $60,000 increase over his previous annual salary of $258,000 shall be paid in stock rather than cash at the rate of $5,000 per month based on the average price of the Company’s stock during the applicable month until the Company determines it has the ability to pay the increase in cash or reaches cash flow break even, whichever comes first.  The Agreement is for an indefinite term, and continues until terminated in accordance with its provisions.

Further, although Weidinger has voluntarily agreed to postpone the following items, the Agreement provides that Weidinger’s earned and deferred cash bonuses totaling $90,300 for 2007 and 2008 shall be accrued on the books of the Company until paid (with interest accruing at 5%) or at the option of the executive may be converted to common stock at the average price of the common stock during the month of conversion.

Separately from the Agreement, in addition to postponing his salary increase and prior years’ cash bonuses as described above, Weidinger has voluntarily agreed to take a temporary twenty percent (20%) salary reduction (from the original $258,000 salary prior to the increase), and further, if the Company’s cash position has not improved by the fourth quarter of 2009, he will agree to take a further temporary reduction in salary to a salary of $1, and he will agree to forego submitting business expenses to the Company for reimbursement and to pay for those expenses personally.

The Agreement provides that Weidinger is eligible to earn 13,000,000 shares of the Company’s common stock (“Bonus Stock”) under the 2007 Bonus Stock and Bonus Stock Option Plan on the achievement of certain milestones as follows:  5,000,000 shares upon the successful refinance, roll-over, extension or restructure of the Company’s loan facility or a new facility with any party; 3,000,000 shares upon the attainment of $2,500,000 in revenue for any 12-month rolling period beginning in 2009; 2,500,000 shares upon the attainment of $4,500,000 in revenue for any 12-month rolling period beginning in 2010; and 2,500,000 shares upon the attainment of $7,000,000 in revenue for any 12-month rolling period beginning in 2011.  Notwithstanding the foregoing milestones, all of such shares will immediately vest if any third party or parties invest at least $2,000,000 in the Company in exchange for equity or any instrument convertible into equity, including a debt instrument that has equity warrants or options attached.

The Agreement provides that Weidinger is eligible to earn an annual cash bonus on January 1, 2010 based on 2009 performance in the Board’s discretion, the target amount of which shall be up to 35% of his then-current Base Salary, and an annual cash bonus of January 1 of each year thereafter based on the previous year’s performance in the Board’s discretion, the target amount of which shall be up to 50% of his then-current Base Salary.

The Agreement provides for the ability of the Company or Weidinger to terminate Weidinger’s employment with the Company for any reason.

If the Company terminates his employment without Good Cause (as defined in the Agreement) or Weidinger terminates such employment with Good Reason (as defined in the Agreement), or his employment is terminated because of permanent incapacity or death, he will be entitled to (i) all unpaid compensation, leave and benefits, allowances and perquisites up to the termination date, (ii) a lump sum payment equal to two times the highest Base Salary during his employment with the Company, (iii) continuation of all employee benefits and executive family benefits under the Agreement for two years after the termination date.  In addition, all Bonus Stock will immediately vest, and all Bonus Stock Options will immediately vest and may be exercised within 36 months of the termination date.

If Weidinger’s employment is terminated by the Company with Good Cause or by Weidinger without Good Reason, (i) he will be entitled to all unpaid compensation and benefits, stock and options earned (where the required milestones have been achieved as of the termination date) up to the termination date, (ii) all Bonus Stock Options granted as of the date of termination will immediately vest and may be exercised within 24 months, and (iii) he shall not be entitled to any further cash Bonus under paragraph 8 of the Agreement.

The description of the terms of the Employment Agreement set forth herein is qualified in its entirety to the full text of the Employment Agreement, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1      Employment and Retention Agreement, effective as of January 1, 2009, by and between Braintech, Inc. and Frederick W. Weidinger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 24, 2009	BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer

Exhibit 10.1.   Employment and Retention Agreement, effective as of January 1, 2009, by and between Braintech, Inc. and Frederick W. Weidinger

BRAINTECH, Inc.	1750 Tyson’s Boulevard	www.BRAINTECH.com
a Nevada corporation	Suite 350
with its principal offices at:	McLean, Virginia 22102

CONFIDENTIAL

Employment Agreement

THIS AGREEMENT dated as of January 1, 2009 (“Effective Date”).

BETWEEN:

Frederick W. Weidinger

558 Innsbruck Avenue
Great Falls, VA  22066
( "EXECUTIVE")

AND:

BRAINTECH, INC.
("BRAINTECH")

WHEREAS:

A.	BRAINTECH is a robotic vision technology company that is publicly traded on the NASDQ Over-The-Counter Bulletin Board;
B.
The business objectives for BRAINTECH include: Increasing its corporate development capabilities and growing and diversifying its existing customer base and market coverage especially in the development and growth of revenue for Braintech Government & Defense Systems Inc., a wholly-owned subsidiary of BRAINTECH (“Braintech GDS”) and in industrial markets through another wholly-owned subsidiary of BRAINTECH (“Braintech Industrial”) as well as continuing the development of advanced vision software and selling related engineering services.

C.
In order to achieve the business objectives, BRAINTECH wishes to continue the services of EXECUTIVE at its principal office at 1750 Tyson’s Boulevard, Suite 350, McLean, Virginia 22102 (“Office”) as Chief Executive Officer and Chairman of the Board BRAINTECH, Inc. and its subsidiaries, on the terms and conditions set forth in this Agreement which replaces and supersedes the Employment Agreement dated October 22, 2007.

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1.
EMPLOYMENT:  BRAINTECH hereby employs EXECUTIVE to perform the duties and render the services customarily required for the position hereinafter set forth, and EXECUTIVE hereby accepts said employment and agrees faithfully to perform said duties and render said services, subject to the terms and conditions of this Agreement. With the Board of Director’s approval, the EXECUTIVE may serve in the capacity of director of other corporations or charities provided that activity does not materially interfere with EXECUTIVE’s ability to perform his duties hereunder and that any such entities do not compete with BRAINTECH’s business.

2.	TERM: The EXECUTIVE’s full time employment with BRAINTECH is for an indefinite term and will continue until terminated in accordance with Paragraph 12 of this Agreement.
3.	REPORTING: The EXECUTIVE shall report to the Board of Directors.
4.
DUTIES:  The EXECUTIVE agrees to perform such duties as normally required for the position he holds and shall be familiar with and carry out the policies, procedures and projects as assigned by the Board of Directors, including.

(a)	Overseeing and directing all business activities of BRAINTECH;
(b)	Managing and directing the employees of the BRAINTECH;
(c)	Developing strategic business plans for BRAINTECH;
(d)	Providing leadership and direction for BRAINTECH;
(e)	As Chairman preside over Board of Directors and such other duties as are customary for the Chairman of the Board of Directors of a public Company;
(f)	Overseeing the BRAINTECH’s relationships with the Company’s customers, suppliers, strategic partners and other organizations important to the strategic business objectives of the Company and;
(g)	Overseeing BRAINTECH’s efforts for raising capital required to advance the strategic objectives of the Company.
5.
BASE SALARY:  In order to induce EXECUTIVE to sign a new Agreement with BRAINTECH and in consideration of EXECUTIVE’s value in the marketplace, BRAINTECH shall pay the EXECUTIVE, in consideration for the services an annual base salary of $318,000 which shall be increased by ten percent (10%) on January 1, 2010, and such adjusted salary shall be further increased by ten percent (10%) on each of January 1, 2011 and January 1, 2012.  On January 1, 2013 and each January 1 thereafter, EXECUTIVE’s salary shall be increased based on performance at the Board of Directors discretion (EXECUTIVE’s salary, as increased from time to time pursuant to the foregoing provisions, is hereinafter referred to as the “Base Salary”).  The Base Salary plus 10% shall be paid on a current, pro-rated basis at least twice each month beginning on the Effective Date except that the increase of $60,000 of the Base Salary and any further increases shall be paid in stock on a monthly basis at the rate of $5,000 per month based on the average price of the stock during the month purchased until the Company determines it has the ability to pay the increase in cash or reaches cash flow break even, whichever comes first.

6.
ACCRUED AND DEFERRED CASH BONUSES FOR 2007 AND 2008:  The Executive has earned and deferred receipt of Cash Bonus in the amount of $90,300 for 2007 and 2008 which shall be accrued on the books of the Company until paid (with interest accruing at 5%) or at the option of the Executive converted to common stock at the average price of the common stock during the month such accrued bonuses and interest are converted to stock.

7.
CASH BONUS SECURITIES COMPENSATION:  The EXECUTIVE shall be entitled to annual cash bonuses in the amount of 35% of Base Salary, based on operating performance of the Company and  Securities Compensation based on achieving certain milestones for 2009, which bonuses based on Securities Compensation will be provided in the form of five million (5,000,000) issued shares of restricted Common Stock, a second tranche of three million (3,000,000) issued shares of restricted Common Stock based on achieving milestones in 2010, and a third tranche two and one half million (2,500,000) issued shares of restricted Common Stock based on achieving milestones in 2011, and a fourth tranche of two and one half million shares (2,500,000) issued shares of restricted Common Stock based upon achieving Milestone number 4 (collectively, all four such tranches are hereinafter referred to as the “Bonus Stock”) of BRAINTECH at a purchase price of US$0.01 per share (and such cost paid for by company), in accordance with the Bonus Stock and Bonus Stock Option Incentive Plan (the “Bonus Plan”)  approved by the Board of Directors on October 22, 2007 and attached as Schedule 1.  The vesting of the Bonus Stock is subject to the milestones and levels of incentive compensation set forth in the EXECUTIVE Bonus Securities Compensation Structure as set forth in Appendix I of this Agreement.

8.
BONUS CASH INCENTIVE:  The EXECUTIVE is eligible to earn an annual cash bonus each calendar year during the term of this Agreement (the "Bonus").  On January 1, 2010, BRAINTECH shall pay EXECUTIVE an annual Bonus based upon performance for 2009 in the Board of Directors’ discretion, the target amount for which shall be up to 35% of EXECUTIVE’s then-current Base Salary.  On January 1, 2011 and on JANUARY 1 of each year thereafter, BRAINTECH shall pay EXECUTIVE an annual Bonus based upon performance for the previous calender year in the Board of Director’s discretion, the target amount for which shall be up to 50% of EXECUTIVE’s then-current Base Salary.  BRAINTECH has implemented a company-wide employee incentive plan (“Incentive Plan”), and EXECUTIVE’s participation in the Incentive Plan shall be pursuant to the provisions of this Paragraph 8, and the Incentive Plan shall not interpreted as providing additional compensation to EXECUTIVE beyond the compensation to be provided pursuant to this Paragraph 8.

9.	BENEFITS: The EXECUTIVE shall be entitled to the following benefits:
(a)
Leave.  Thirty (30) work days (i.e., six (6) weeks) of paid leave per year.  This leave may be used as vacation, personal leave or sick leave.  The thirty (30) days of leave is vested immediately upon the Effective Date and each anniversary thereafter and may be carried over from year to year without limit.  Upon EXECUTIVE’s termination, any unpaid leave days shall be converted to cash at EXECUTIVE’s highest BASE Salary during his employment with BRAINTECH and paid to EXECUTIVE in a lump sum on the date of his termination of employment (“Termination Date”);

(b)	Holidays. Ten (10) paid holidays, which correspond with the US Federal Government Holidays;
(c)	Medical/Dental/Vision/Group Life and Disability Insurance.
i.	BRAINTECH shall provide to the EXECUTIVE a comprehensive family health insurance policy including medical, dental, vision, life and long term disability plans;
(d)	Such other benefits as may be offered to other employees or executives of BRAINTECH.
10.
EXPENSE REIMBURSEMENT: EXECUTIVE shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by EXECUTIVE in the performance of EXECUTIVE's duties.  EXECUTIVE will maintain records and written receipt as required by BRAINTECH policy and reasonably requested by the accounting manager to substantiate such expenses.  All such expenses are to be reimbursed within twenty (20) business days after submission.  BRAINTECH will also provide EXECUTIVE with a company credit card.

11.	OTHER EXPENSES/BENEFITS: The EXECUTIVE shall be entitled to reimbursement of following expenses:
(a)
Cell Phone/Data Services/Laptop.  BRAINTECH shall provide the EXECUTIVE with a Blackberry or other cell phone / data device of EXECUTIVE’s choice and BRAINTECH shall pay the charges related to the purchase of such device and its use.  BRAINTECH shall also provide EXECUTIVE with a laptop computer and other reasonable equipment consistent with his roles.

(b)
Professional Meetings and Professional Organizations’ Dues. The EXECUTIVE shall be entitled to attend and participate in appropriate professional meetings at the local, state, and national levels with the reasonable expenses for such attendance to be borne by BRAINTECH.  BRAINTECH shall also pay EXECUTIVE’s professional membership fees and dues. The EXECUTIVE may hold offices or accept responsibilities in these professional organizations provided that such responsibilities are applicable to the EXECUTIVE position or do not interfere with the performance of his duties as stated herein.

(c)	Business Mileage Reimbursement. The EXECUTIVE shall be entitled to reimbursement for business travel while using his personal vehicle at the most current IRS defined rate of reimbursement.
(d)
Health Club Membership.  BRAINTECH employees currently have the right to use an exercise facility in the same building as the Office.  If for any reason EXECUTIVE no longer has access to this exercise facility, the EXECUTIVE shall be thereafter entitled to reimbursement of membership and fees at a health club of his choice during employment with BRAINTECH.

(e)	Parking. BRAINTECH shall provide EXECUTIVE with free garage parking in the Office garage building.
(f)	Other. Such other benefits or expense reimbursements as may be offered to other employees or executives of BRAINTECH.
12.	TERMINATION OF EXECUTIVE’S EMPLOYMENT.
(a)	“Good Cause” shall mean:
i.
the willful and continued failure by the EXECUTIVE to substantially perform his duties hereunder (other than due to incapacity from physical or mental illness) which failure continues after written demand for performance is delivered by the Board of Directors to EXECUTIVE specifying the nature of such failure and providing a reasonable opportunity for EXECUTIVE to cure such failure;

ii.
gross misconduct which is or could reasonably be expected to become materially injurious to BRAINTECH, including, without limitation, fraud, or misappropriation of material Company property or unauthorized and intentional disclosure of material confidential information;

iii.	material dishonesty resulting, or intending to result, directly or indirectly, in gain or personal enrichment at the expense of the Company.
(b)	“Good Reason” shall mean:
i.	any material reduction of the titles, duties or responsibilities of the EXECUTIVE or assignment of any duties inconsistent with EXECUTIVE’s position; or
ii.
any material adverse change in EXECUTIVE’s compensation or benefits including but not limited to any failure by BRAINTECH, without EXECUTIVE’s consent, to pay to EXECUTIVE any portion of his Base Salary or any other earned compensation within ten (10) business days of the date such compensation is due or other breach by BRAINTECH of any of its obligations hereunder;

iii.	any material change in the Bonus Plan or EXECUTIVE’s compensation thereunder;
iv.	any requirement for the EXECUTIVE to relocate outside of the McLean, VA area;
v.	any bad faith by BRAINTECH in dealing with EXECUTIVE or his employment conditions.
(c)
Termination By BRAINTECH for Good Cause.  BRAINTECH may terminate the employment of the EXECUTIVE without notice (or payment in lieu thereof) for Good Cause.  In such event, on the Termination Date EXECUTIVE or EXECUTIVE’s heirs will be paid all unpaid compensation and benefits, allowances and perquisites hereunder up to the Termination Date, and EXECUTIVE shall be entitled to keep all Bonus Stock for which the milestone conditions have been satisfied, free of all restrictions, escrows or other conditions and to all Bonus Stock Options which are vested as of such time and such Bonus Stock Options may be exercised at any time within twenty-four (24) months of the Termination Date. If BRAINTECH terminates EXECUTIVE for Good Cause, he shall not be entitled to any further Cash Bonus under Paragraph 8.

(d)
Termination By The EXECUTIVE.  The EXECUTIVE may terminate this Agreement for any reason by giving the Board of Directors 30 day’s prior written notice.  In such event, EXECUTIVE will be paid on the Termination Date all unpaid compensation, leave and benefits, allowances and perquisites hereunder up to the Termination Date, and EXECUTIVE shall be entitled to keep all Bonus Stock for which the milestone conditions have been satisfied, free of all restrictions, escrows or other conditions and to all Bonus Stock Options which are vested as of such time and such Bonus Stock Options may be exercised at any time within twenty-four (24) months of the Termination Date.  If EXECUTIVE terminates without Good Reason, he shall not be entitled to any further Cash Bonus under Paragraph 8.

(e)
Death or Total Permanent Disability.  The total permanent disability or death of the EXECUTIVE shall be treated as termination of the EXECUTIVE by BRAINTECH without Good Cause. For the purposes of this Agreement, “Total Permanent Disability” means any physical or mental incapacity, disease or affliction as determined by a legally qualified medical practitioner, which prevents the EXECUTIVE from performing his obligations as set out in this Agreement and which incapacity persists for a continuous period of six months or more.  This provision will also be subject to any duty to accommodate or human rights laws imposed by any government authority.

(f)
Termination by BRAINTECH without Good Cause or by EXECUTIVE for Good Reason.  In the event of a termination of this Agreement or EXECUTIVE’s employment by the Company without Good Cause, or due to Total Permanent Disability or due to the death of the EXECUTIVE, or by the EXECUTIVE for Good Reason, then EXECUTIVE or EXECUTIVE’s heirs will be entitled to and paid on the Termination Date all unpaid compensation, leave and benefits, allowances and perquisites hereunder up to the Termination Date.  In addition, BRAINTECH shall pay EXECUTIVE or EXECUTIVE’s heirs, within 10 days after the date of execution of the Release (as defined hereinafter), by EXECUTIVE or EXECUTIVE’S heirs, the “Severance Pay” (as hereinafter defined), and within 10 days after the date of the execution of the Release, BRAINTECH shall provide EXECUTIVE or EXECUTIVE’s heirs with the Bonus Securities Acceleration (as hereinafter defined) notwithstanding anything to the contrary in The Bonus Stock and Bonus Stock Option Incentive Plan (Schedule “A”):

i.	“Severance Pay” shall mean:
1.
a lump sum payment (less all deductions selected by EXECUTIVE and required by law such as income taxes) equal to two (2) times the EXECUTIVE’s highest Base Salary during his employment with BRAINTECH; and

2.	Continuation of all EXECUTIVE’s employee benefits and executive family benefits under this Agreement for two (2) years after the Termination Date.
ii.	“Bonus Securities Acceleration” shall mean:
1.
all restrictions, including escrow restrictions, satisfaction of milestones and any other restrictions on Bonus Stock issued to the EXECUTIVE will cease and the EXECUTIVE will have clear title to all Bonus Stock subject to no further restrictions or contingencies and such delivered to EXECUTIVE within 10 business days, and

2.
all Bonus Stock Options granted as of the Termination Date will immediately vest in the EXECUTIVE (and all milestones shall be deemed satisfied), and may be exercised on any date between the Termination Date and a date which is 36 months from the Termination Date and such notice sent to EXECUTIVE within 10 business days.

iii.
BRAINTECH and EXECUTIVE agree that on the Termination Date, EXECUTIVE and BRAINTECH shall execute a mutual general release in the form attached hereto as Appendix II (“Release”), of any and all claims which BRAINTECH may have against EXECUTIVE or which EXECUTIVE may have against BRAINTECH and its officers, employees, directors, parents and affiliates.

(g)
Change in Control.  In the event of a Change in Control (as defined herein below), then, in addition to EXECUTIVE’s other rights under this Agreement and irrespective of whether or not EXECUTIVE’s employment is terminated, BRAINTECH shall provide EXECUTIVE or EXECUTIVE’s heirs with the Bonus Securities Acceleration (as defined above in Paragraph 12(f)).  For the purposes of this Paragraph 12(g), "Change in Control" shall mean the first to occur of any one of the following events:

i.
Any person or group of person (as defined in Paragraph 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)) together with its affiliates, excluding employee benefit plans of BRAINTECH, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of BRAINTECH representing 33% or more of the combined voting power of BRAINTECH’s then outstanding securities; or

ii.	Rick Weidinger ceases to be the CEO of BRAINTECH; or
iii.
Individuals who at the beginning of any two-year period constitute the Board of Directors of BRAINTECH, plus new directors of BRAINTECH whose election or nomination for election by the shareholders of BRAINTECH is approved a vote of at least a majority of the directors of BRAINTECH still in office who were directors of BRAINTECH at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least a majority of the members of the Board of Directors of BRAINTECH, provided however that if Rick Weidinger and individuals nominated by him continue to constitute at least a majority of the Board of Directors of BRAINTECH, then this subparagraph 12(c)(iii) shall not apply; or

iv.
The shareholders of BRAINTECH approve a merger or consolidation of BRAINTECH with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BRAINTECH outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of BRAINTECH, such surviving entity or any parent thereof outstanding immediately after such merger of consolidation in any single transaction or related series of transactions and Rick Weidinger ceases to be the CEO of BRAINTECH; or

v.
The shareholders of BRAINTECH approve a plan [or the creditors of BRAINTECH force such an action] of complete liquidation, foreclosure or winding-up of BRAINTECH or an agreement for the sale of disposition by BRAINTECH of all or substantially all of BRAINTECH’s assets and Rick Weidinger ceases to be CEO of Braintech or its successor company.

13.
CONFIDENTIALITY:  Unless this agreement is publicly filed, EXECUTIVE agrees to keep the terms and conditions of this Agreement confidential and BRAINTECH reserves the right to terminate the Agreement if the EXECUTIVE publicly discloses any of the terms and conditions contained herein without the specific written consent of BRAINTECH, other than disclosure by EXECUTIVE to his tax, financial or other advisors, which is permitted.  In consideration of the execution of this Agreement, the EXECUTIVE shall execute a Non-disclosure and Confidentiality Agreement, in the form provided by BRAINTECH, with respect to, BRAINTECH, Inc., and any subsidiaries and affiliates thereof. Any information deemed necessary by BRAINTECH counsel to require public filing stands as allowable exception to this clause.

14.
BEST EFFORTS:  The EXECUTIVE will, at all times, faithfully, industriously and to the best of his or her ability, experience and talents, perform the Services provided herein or any other duties required of or from him or her pursuant to the express terms set forth in this Agreement, to the reasonable satisfaction of the Board of Directors.

15.
OUTSIDE CONSULTATION ACTIVITIES:  The EXECUTIVE may, with Board of Directors approval, serve as a consultant related to prior investment entities and receive payment and reimbursement of expenses and/or fees for consultation services at no expense to the BRAINTECH.  Prior to engaging in these activities, the EXECUTIVE will notify the Board of Directors in writing of the activity.  The Board of Directors will notify the EXECUTIVE if the activity presents a conflict or interferes with the performance of his duties.

16.	SUCCESSORS; BINDING AGREEMENT: BRAINTECH shall require any successor;
(a)
whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of BRAINTECH to expressly assume and agree to perform this Agreement in the same manner and to the same extent that BRAINTECH would be required to perform it if no such succession had taken place.  BRAINTECH as hereinbefore defined, includes BRAINTECH and any successor to its business and/or assets or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)
This Agreement and all rights of the EXECUTIVE hereunder shall inure to the benefit of and be enforceable by the EXECUTIVE'S personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the EXECUTIVE should die while any amounts are payable to him hereunder all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

17.
SEVERABILITY.  Should any of the provisions of this Agreement be determined to be invalid or unenforceable by a court, governmental agency, or arbitrator of competent jurisdiction, such determination shall not affect the enforceability of the other provisions.

18.
GOVERNING LAW:   This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of Delaware, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19.
PARAGRAPH HEADINGS:  The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

20.
COMPLETE AGREEMENT:  This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties.  The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representation including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement and each of the Parties acknowledges that he or it has relied on its own judgment in entering into this Agreement.

21.
INDEMNIFICATION:  BRAINTECH shall indemnify EXECUTIVE against any and all expenses, including amounts paid upon judgments, attorney and counsel fees, environmental penalties and fines, and amounts paid in settlement (before or after suit is commenced), incurred by the EXECUTIVE in connection with his defense or settlement of any claim, action, suit or proceeding in which he is made a party or which may be asserted against him by reason of his employment or the performance of duties in this Agreement. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, under insurance, by law agreement, or otherwise. Any and all legal fees and costs incurred by the EXECUTIVE shall be paid currently and as due by the Company.  Effective as of the Effective Date and remaining in force throughout EXECUTIVE’s employment with BRAINTECH and with reasonable 24 month tail coverage thereafter, BRAINTECH shall maintain in force a directors and officers insurance liability policy covering EXECUTIVE for all of his roles with BRAINTECH, and such policy shall be with an insurance provider reasonably satisfactory to EXECUTIVE, and shall have policy limits reasonably satisfactory to EXECUTIVE and shall have other characteristics reasonably satisfactory to EXECUTIVE.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE EFFECTIVE DATE.

BRAINTECH, Inc.

Per:  ____________________________
Board of Directors

FREDERICK WEIDINGER

Per:  ____________________________
Frederick Weidinger

Appendix I

BONUS SECURITIES COMPENSATION STRUCTURE

This Appendix details the Bonus & Incentive Compensation the EXECUTIVE will be entitled to as described in Paragraph 7 of the Employment Agreement (the “Agreement”) between the EXECUTIVE and BRAINTECH dated as of January 1, 2009.

Bonus Stock grants and Bonus Stock Option grants (the “Bonus Securities”) are subject to the terms and conditions of the Bonus Stock and Bonus Stock Option Incentive Plan (the “Bonus Plan”), attached hereto as Schedule 1 or such other plan or plans implemented by the Company.  Whenever the Common Stock of BRAINTECH is publicly traded, BRAINTECH will maintain an effective registration statement for the Bonus Securities with the U.S. Securities and Exchange Commission and other applicable authorities so that the Bonus Stock may be sold in the open market if EXECUTIVE so desires.

Each of the share certificates for any Bonus Stock grants subject to Milestones will be issued effective as of the Effective Date within 20 days thereafter but shall be held by BRAINTECH until vesting, at which time they will be immediately delivered to EXECUTIVE.  For the avoidance of doubt, each Milestone shall apply only to the tranche of Bonus Stock to which it expressly applies, and no Milestone shall apply to any other provision of this Agreement.

Milestone 1: Successful refinance, roll-over, extension, refinance or restructure of the RBC Loan Facility. On achievement of Milestone 1, 5,000,000 shares of EXECUTIVE’s Bonus Stock will vest.

Milestone 2:
Attainment of minimum revenue for 2009 for BRAINTECH in the amount of $2,500,000.  On Achievement of Milestone 1, 3,000,000 shares of EXECUTIVE’s Bonus Stock will vest. BRAINTECH and EXECUTIVE have agreed to measure this goal from the level of the 12 months trailing rolling period beginning in 2009.

Milestone 3:
Attainment of minimum revenue for 2010 for BRAINTECH in the amount of $4,500,000.  On achievement of Milestone 3, 2,500,000 shares of EXECUTIVE’s Bonus Stock will vest. BRAINTECH and EXECUTIVE have agreed to measure this goal from the level of the 12 months trailing rolling period beginning in 2010.

Milestone 4:  Attainment of minimum revenue for 2011 for BRAINTECH  in the amount of $7,000,000.  On achievement of Milestone 4, 2,500,000 shares of  EXECUTIVE’s Bonus Stock will vest. BRAINTECH and EXECUTIVE have agreed to measure this goal from the level of the 12 months trailing rolling period beginning in 2011.

In addition to the vesting of the applicable Bonus Securities that will occur on achievement of the applicable Milestone set forth above, recognizing that the corporate goals may change quickly in a small company, vesting of applicable Bonus Securities shall also occur if the Board of Directors decides to award the Bonus Stock associated with each Milestone based on other achievements of the EXECUTIVE which in the judgment of the Board of Directors are as important to BRAINTECH as to the applicable Milestone(s), notwithstanding the specificity of each Milestone set forth above,

Notwithstanding the foregoing Milestones and vesting schedule, all unvested Bonus Stock and Bonus Stock Options shall immediately vest upon the occurrence of the following event:

If any third party [or parties] shall invest at least $2,000,000 in the Company in exchange for equity or any instrument convertible into equity [could be a debt instrument that has equity warrants or options attached].

INCENTIVE BONUS SUMMARY

Bonus Stock

Milestone 1	5,000,000
Milestone 2	3,000,000
Milestone 3	2,500,000
Milestone 4	2,500,000

Total	13,000,000

SCHEDULE 1 TO EMPLOYMENT AGREEMENT

Bonus Stock and Bonus Stock Option Incentive Plan

(the “Bonus Plan”)

1.	PURPOSE OF THE BONUS PLAN

1.1
The purpose of this Bonus Plan is to strengthen Braintech, Inc. (the “Company”) by rewarding its directors and key employees (collectively referred to as the “Participants”) for high levels of performance and extraordinary efforts resulting in an increase in the development of the Company and the sales and earnings of the Company.  The Bonus Plan provides for the issuance of common stock of the Company (“Bonus Stock”) and options to acquire common stock of the Company (“Bonus Stock Options”) to the Participants upon the Company reaching certain identifiable milestones (the “Milestones”) in its business plan, and is intended to reward the Participants for their unique expertise and experience in achieving these Milestones.  Bonus Stock and Bonus Stock Options are hereinafter collectively referred to as “Bonus Securities”.

1.2.
The Company believes that, from a corporate governance perspective, it is more appropriate to provide a reward mechanism of this nature than to provide incentive to insiders exclusively in the form of stock options, since the Company’s share price can vary in accordance with a range of external factors not related to the performance of management and key employees.

2.	ADMINISTRATION OF THE BONUS PLAN

2.1.
Administration.  This Bonus Plan will be administered by the Chief Executive Officer (the “CEO”) of the Company who shall make recommendations to the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) with regard to awards of Bonus Securities and the related terms and conditions. The Board will establish the initial targets and parameters for the issuance of such Bonus Securities that may serve as guidelines to the CEO.  Upon approval of the Committee of any such CEO award recommendations, such recommendations shall be final unless such awards are outside the established Board targets in which case the Board must approve the final recommended award. Any such action of the Board with respect to such final approval will be taken pursuant to a majority vote, or to the written consent of a majority of its members.

2.2
Authority.  Subject to the express provisions of the Bonus Plan, the CEO will have the authority to construe and interpret the Bonus Plan and to define the terms used herein and to prescribe, amend and rescind the rules and regulations relating to the administration of the Bonus Plan.  The determination of the CEO on the foregoing matters will be conclusive.  The CEO shall not have the authority to make any change or amendment to the Bonus Plan that would affect any Participant to the extent that the Participant is a party to an employment agreement with the Company that requires the Participant’s consent to such change or amendment.

3.	PARTICIPATION

3.1
Eligibility. Directors and key employees of the Company shall be eligible for selection by the CEO to participate in the Bonus Plan.  An individual who has been granted Bonus Securities may, if otherwise eligible, be granted additional Bonus Securities if the CEO shall so determine.

3.2
Time of Granting of Bonus Securities.  The granting of Bonus Securities pursuant to this Bonus Plan will take place at the time specified in any employment agreement or any other written agreement between the Company and the Participant.  The granting of Bonus Securities may be subject to certain Milestones agreed upon in writing between the Company and the Participant.  In the event that Bonus Securities, subject to Milestones, are granted prior to the time that the Milestones have been achieved then, until such time as the Milestones have been achieved, such Bonus Securities shall be subject to escrow restrictions as set forth in Section 7.2.

4.	STOCK SUBJECT TO THE BONUS PLAN

4.1
Subject to the adjustments as provided in Article 9 of this Bonus Plan, the stock to be offered under this Bonus Plan will be shares of the Company’s authorized but unissued common stock, including re-acquired common stock or common stock previously issued but cancelled.  The aggregate amount of shares that may be issued under the Bonus Plan will not exceed 30 million (30,000,000) shares.  The aggregate amount of shares to be issued as Bonus Stock will not exceed 20 million (20,000,000) shares and the aggregate amount of shares to be issued pursuant to the exercise of Bonus Stock Options will not exceed 10 million (10,000,000) shares.

5.	MILESTONES

5.1
Performance Milestones will be determined by the Company and included in any employment agreement or any other written agreement between the Company and the Participant.  Each Milestone will be subject to a time restriction for achieving that Milestone.  Bonus Stock Options granted will be subject to the provision of Section 6 and Bonus Stock granted will be subject to the provision of Section 7

6.	PROVISIONS RELATING TO THE STOCK OPTIONS

6.1
Option Price.  The purchase price of stock covered by each Bonus Stock Option will be determined by the CEO taking into consideration the market value of the underlying shares on the date of grant.  The purchase price of any stock purchased will be paid in full by bank draft or by certified cheque at the time of each purchase, or will be paid in such other manner as the CEO may determine in compliance with applicable laws.

6.2
Option Period.  Each Bonus Stock Option and all rights or obligations thereunder will expire on the fifth (5th) anniversary of the date on which the Bonus Stock Option is granted or on such other date as the CEO may determine or the Company may have agreed to contractually, subject to earlier termination as hereinafter provide.

6.3
Privileges of Stock Ownership.  The holder of a Bonus Stock Option pursuant to this Bonus Plan will not be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to him.

6.4
Exercise of Option.  Each Bonus Stock Option may be exercised in accordance with its terms and the total number of shares subject thereto may be purchased, in instalments, which need not be equal.  No Bonus Stock Option or instalment thereof will be exercisable except in respect to whole shares, and fractional share interests will be disregarded.

6.5
Agreement to Remain in Employ of Company.  Each individual to whom a Bonus Stock Option is granted is not required to remain in the employ of the Company following the date of the grant of the Bonus Stock Option.  Nothing contained in this Bonus Plan, or in any Bonus Stock Option granted pursuant to this Bonus Plan, will confer upon any individual any right to continue in the employ of the Company or constitute any contract or agreement of employment or interfere in any way with the right of the Company to reduce such individual’s compensation from the rate in existence at the time of the granting of a Bonus Stock Option or to terminate such individual’s employment, but nothing contained herein or in any Bonus Stock Option agreement will affect any contractual rights of an individual.

6.6
Death of an Individual. If any Bonus Stock Option holder dies while employed by the Company, such holder’s Bonus Stock Option will, subject to earlier termination pursuant to Section 6.2, expire two years (2) years after the date of such death, and during such period after such death such Bonus Stock Option may, to the extent that the holder may have exercised the Bonus Stock Option if alive during such period, be exercised by the person or persons to whom the Bonus Stock Options holder’s rights under the Bonus Stock Option will pass by will or by the applicable laws of descent and distribution.

6.7
Termination.  Subject to Section 6.6 and earlier termination pursuant to Section 6.2, if the holder of a Bonus Stock Option resigns or ceases to be employed by the Company for any reason other than death, such holder’s Bonus Stock Option will expire and become null and void thirty (30) days after the holder ceases to be a director or key employee of the Company or on such other date as the Committee may determine or the Company may have agreed to contractually.  During such period, the Bonus Stock Option will be exercisable only to the extent the holder could have exercised the Bonus Stock Option at the date the holder ceased to be a director or key employee of the Company.

6.8
Non-transferability of Stock Options.  A Bonus Stock Option granted under this Bonus Plan will, by its terms, be non-transferable by the Bonus Stock Option holder other than by will or by the laws of descent and distribution and will be exercisable during his lifetime only by the Bonus Stock Option holder [or heirs].

7.	PROVISIONS RELATING TO BONUS STOCK

7.1
The Company will issue share certificates in the names of the Participants in accordance with the terms of any employment agreement or any other written agreement between the Company and the Participant in the amounts detailed in such agreements and the Participant will purchase the shares for the purchase price of $0.01 per share.

7.2
Each of the share certificates for any shares subject to Milestones will be held in escrow by a third party escrow agent until such time as the individual Milestones have been met or until the time restriction for achieving the individual Milestones has elapsed.  On notification by the Company that an individual Milestone has been met, the third party escrow agent will deliver the share certificate to the appropriate Participant.

7.3
In the event that an individual Milestone has not been achieved within the time restriction for achieving that Milestone, the Company will purchase the share certificate from the Participant for the purchase price of $0.01 per share.

8.	COMPLIANCE WITH SECURITIES LAWS

8.1
Shares will not be issued pursuant to the grant of Bonus Stock or the exercise of a Bonus Stock Option unless the grant of Bonus Stock and the exercise of such Bonus Stock Option and the issuance and delivery of such shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated there under, and the requirements of any Stock Exchange.

8.2.
As a condition to the grant of Bonus Stock or the exercise of a Bonus Stock Option, the Company may require the recipient to represent and warrant at the time of any such grant or exercise that the shares received or purchased are being received or purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.

8.3
Further, the Company will have no liability whatsoever (including, but not restricted to, alternate compensation) to the holder of a Bonus Stock Option if a change in the exercise price or a change in the terms and provisions of a Bonus Stock Option and/or this Bonus Plan hereof is required pursuant to any applicable laws.

8.4	The Company and any party to this Bonus Plan will comply with all relevant provisions of law relating to this Bonus Plan and any Bonus Stock or Bonus Stock Option granted hereunder.

9.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

9.1
Corporate Reorganizations.  If the outstanding shares of the stock of the Company are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or merger as a result of which the Company is the surviving corporation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Bonus Securities may be granted.  A corresponding adjustment changing the number of Bonus Stock allocated but not issued, which will have been allocated prior to any such change, will likewise be made.  A corresponding adjustment changing the number of shares and the exercise price per share allocated to unexercised Stock Options or portions thereof, which will have been granted prior to any such change, will likewise be made.  Any such adjustment, however, in an outstanding Bonus Stock Option will be made without change in the total price applicable to the unexercised portion of the Bonus Stock Option but with a corresponding adjustment in the price for each share covered by the Bonus Stock Option.

9.2
Dissolution, Liquidation.  Upon the dissolution or liquidation of the Company, or upon reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, unless all of the obligations of this Bonus Plan have been assumed by a successor entity, holders of Bonus Securities shall be treated, for purposes of such dissolution, liquidation, reorganization, merger or consolidation as holding fully vested and unrestricted shares of Common Stock of the Company and, accordingly, be treated the same as other holders of Common Stock.

10.	INCOME TAX LAWS

10.1	The Company and all Participants will comply with all applicable income tax laws and other tax laws (e.g. any withholding tax or similar obligations).

11.	AMENDMENT AND TERMINATION

11.1
The Board may at any time suspend, amend or terminate this Bonus Plan as the Board, in its own discretion, sees fit.  No Bonus Stock may be issued and no Bonus Stock Option may be granted during any suspension of the Bonus Plan or after such termination.  The amendment, suspension or termination of the Bonus Plan will not, without the consent of Bonus Stock Option holder, alter or impair any rights or obligations under any Bonus Stock Option theretofore granted under the Bonus Plan.

11.2	Unless terminated sooner by the Board of Directors, this Bonus Plan will terminate at the close of business on October 22, 2017.

This Bonus Plan was approved and confirmed at a Meeting of the Board of Directors of Braintech, Inc. held October 22, 2007.

APPENDIX II

MUTUAL GENERAL RELEASE AGREEMENT

This Mutual General Release Agreement (“Release”) is entered into as of ________________________ (“Termination Date”) by and between Frederick W. Weidinger, an individual (“Executive”) and Braintech, Inc. and its subsidiaries (collectively, “Braintech”) in connection with the Employment Agreement dated as of November 4, 2008 between Executive and Braintech (“Agreement”).  (Each of Executive and Braintech may be hereinafter referred to as a “Party” and collectively as “the Parties.”)

WHEREAS, Executive’s employment is being terminated without Good Cause by Braintech or by Executive for Good Reason under the Agreement;

NOW THEREFORE, in consideration of the mutual promises and releases contained in this Release and in exchange for the Severance Pay and Bonus Securities Accelerations described in the Agreement (for purposes of this Release, “Severance Pay” and “Bonus Securities Accelerations” shall have the meaning assigned to them in the Agreement) and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Executive’s employment is terminated without Good Cause effective as of the Termination Date.

2.	Within 10 days after the execution of this Release, Braintech will pay Executive the Severance Pay and provide Executive with the Bonus Securities Accelerations.

3.
Consideration and Revocation Periods; Effective Date.  Executive acknowledges that he has 21 days in which to consider whether to sign this Release and the opportunity to have it reviewed by counsel, but that he is free to sign the Release before the expiration of the 21-day period if he so chooses.  Executive’s signature on this Release constitutes an express waiver of the 21-day period if he signs it before that period expires.  Braintech’s offer of the Severance Pay and Bonus Securities Accelerations is automatically revoked if Executive has not signed this Release and delivered it to Braintech’s CEO or his designee within this 21-day period.  If Executive timely signs and delivers this Release, he will have seven days following the date on which he signed and delivered this Release to revoke it.  This Release shall not be effective or enforceable, nor will any payment of the Severance Pay and Bonus Securities Accelerations be paid or made available to Executive, until the seven-day revocation period has expired.  Executive agrees that in order for this revocation to be effective, the revocation must be delivered, in writing, to Braintech’s CEO or his designee before the seven-day revocation period has expired.  If no such revocation occurs, this Release shall become effective on the eighth day after Executive signs and delivers this Release to Braintech’s CEO or his designee (“the Effective Date”).

4.
Severance Pay and Bonus Securities Accelerations.  In consideration for Executive’s promises and undertakings set forth in this Release, Braintech agrees to give Executive the Severance Pay and Bonus Securities Accelerations.  The Parties intend and agree that the payments and benefits described in this Paragraph qualify for exemption from, or comply with the requirements of, Section 409A of the Internal Revenue Code of 1986, as amended, and that, except for appropriate tax withholdings and reporting and other obligations of Braintech, Executive shall be solely responsible for the tax consequences to Executive of such payments and benefits.  Executive represents and warrants that he has consulted any tax consultants he deems advisable in connection with the payments and benefits described in this Paragraph and that he is not relying on Braintech or its employees, officers, directors, attorneys or accountants for any tax advice.

5.	General Release of Claims.

a)
Executive, on behalf of himself, and his heirs, representatives, and assigns, hereby waives and fully releases, to the fullest extent permitted by applicable law, Braintech and its current and former owners, partners, directors, officers, shareholders, employees, agents, employee benefit plans, benefit plan administrators and fiduciaries, insurers, attorneys, affiliates, subsidiaries, parents, successors, predecessors and assigns, and any other persons or entities acting by, through, under, or in concert with any of such aforementioned persons or entities (collectively “Releasees”) from any and all complaints, claims, demands, suits and actions, whether in law or in equity, that Executive may have or could assert against them, based upon events occurring before Executive’s execution of this Release, whether these events are now known or unknown, at common law or under any statute or regulation, whether federal, state or local, on any ground whatsoever, known or unknown, asserted or unasserted, arising out of or in any way relating to Executive’s employment with Braintech and the separation thereof, including, but not limited to, claims for breach of contract, the covenant of good faith and fair dealing, wrongful termination/constructive discharge, defamation, intentional or negligent infliction of emotional distress, fraud, negligence, invasion of privacy, and all other torts, and claims arising under any statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Labor Management Relations Act, the National Labor Relations Act, the Employee Retirement and Income Security Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Federal Rehabilitation Act of 1973, 42 U.S.C. section 1981, the Virginia Human Rights Act, and any and all other laws and regulations related to employment, termination, employment discrimination or retaliation, wages, hours, compensation, benefits, and any and all claims for attorneys’ fees and costs.  Notwithstanding the foregoing, this release does not cover any claims that cannot be waived by law, any claims for vested benefits under Braintech’s benefit plans, or any rights to enforce or challenge the validity of this Release.  Nor does this release preclude Executive from filing a charge with the Equal Employment Opportunity Commission or any other governmental administrative agency; Executive, however, is waiving his right to any monetary recovery should the Equal Employment Opportunity Commission or any other governmental administrative agency pursue any claims on his behalf.

b)
Braintech, on behalf of itself, and its current and former owners, partners, directors, officers, shareholders, employees, agents, employee benefit plans, benefit plan administrators and fiduciaries, insurers, attorneys, affiliates, subsidiaries, parents, successors, predecessors and assigns, and any other persons or entities acting by, through, under, or in concert with any of such aforementioned persons or entities (collectively “Releasors”) hereby waives and fully releases, to the fullest extent permitted by applicable law, Executive and his heirs, representatives, and assigns, from any and all complaints, claims, demands, suits and actions, whether in law or in equity, that Releasors may have or could assert against them, based upon events occurring before Executive’s execution of this Release, whether these events are now known or unknown, at common law or under any statute or regulation, whether federal, state or local, on any ground whatsoever, known or unknown, asserted or unasserted, arising out of or in any way relating to Executive’s employment with Braintech and any and all claims for attorneys’ fees and costs.

6.	Acknowledgements and Representations.

a)
Executive acknowledges, agrees and represents that: (i) Braintech is not required to pay the Severance Pay and provide the Bonus Securities Accelerations unless Executive signs this Release; (ii) Executive has received all other compensation, wages, bonuses, leave and other benefits to which he is entitled, except for (A) previously submitted but unreimbursed expenses which are detailed on an attachment hereto and (B) expenses for which Executive is entitled to reimbursement under the Agreement for periods up to the Termination Date but which have not yet been submitted to Braintech; (iii) he has not suffered any on-the-job injury for which he has not already filed a workers’ compensation claim; (iv) nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by Braintech or its officers, directors, employees or agents; (v) he is unaware of any right or claim that he may have against Braintech or its directors, officers, employees or agents that has not been released in this Release; and (vi) he has the sole right and authority to execute this Release, and has not sold, assigned or transferred any rights or claims surrendered by virtue of this Release.

b)
Braintech acknowledges, agrees and represents that: (i) nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by Executive; (ii) it is unaware of any right or claim that it may have against Executive; and (iii) it has the sole right and authority to execute this Release, and has not sold, assigned or transferred any rights or claims surrendered by virtue of this Release.

7.
Severability.  Should any of the provisions of this Release be determined to be invalid or unenforceable by a court, governmental agency, or arbitrator of competent jurisdiction, such determination shall not affect the enforceability of the other provisions.

8.
Governing Law:   This Release shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of Delaware, Province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.
Interpretation, Completeness, Modification.  This Release shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the Parties hereto.  This Release supersedes any and all other agreements or understandings, whether oral, implied, or in writing, between the Parties with respect to the subject matters hereof and contains all of the covenants and agreements between them with respect to such matters in their entirety.  No representations, inducements, promises or agreements have been made by the Parties that are not embodied herein, and no other agreement, statement or promise not contained in this Release shall be valid or binding.  Any modification to this Release will be effective only if it is in writing and signed by the Parties hereto.

10.
Additional Warranties.  Each Party expressly warrants that: (a) it has carefully read and fully understands all the provisions of this Release; (b) it understands that through this Release it is releasing the other Party from any and all claims it may have against it; (c) it is signing this Release knowingly and voluntarily, free from any duress or coercion; and (d) it has been (and hereby is) advised to consult with an attorney of its own choosing in deciding whether to sign this Release.

IN WITNESS WHEREOF, the Parties have executed this Release as of the Termination Date.

BRAINTECH, Inc.

Per: ______________________

FREDERICK WEIDINGER

Per: ______________________
Frederick Weidinger